Exhibit 21
LINCOLN ELECTRIC HOLDINGS, INC.
SUBSIDIARIES OF THE REGISTRANT
The Company's subsidiaries and joint ventures are listed in the following table:

Name	Country of Incorporation
8775648 Canada Inc.	Canada
A. B. Arriendos S.A.	Chile
Arc Products, Inc.	United States
Burlington Automation Corporation	Canada
CMC North Second Street, LLC	United States
Coldwater Machine Company, LLC	United States
Comptoir Lyonnais de Soudage	France
Ductil SA	Romania
Easom Automation Systems, Inc.	United States
Europaische Holding Intercito GmbH	Switzerland
Hangzhou SAF Oerlikon Welding & Cutting Co., LTD. (China)	China
Harris Calorific GmbH	Germany
Harris Calorific International Sp. z o.o.	Poland
Harris Calorific S.r.l.	Italy
Harris Euro, S.L.	Spain
Harris-Euro Corp.	United States
Inovatech Engineering Corporation	Canada
Inversiones LyL S.A.	Chile
ISAF Drahtwerk GMBH	Germany
J.W. Harris Co., Inc.	United States
Jinzhou Zheng Tai Welding and Metal Co., Ltd.	China
Kaliburn, Inc.	United States
Kaynak Teknigi Sanayi ve Ticaret A.S.	Turkey
LE Torreon BCS, S. de R.L. de C.V.	Mexico
Lincoln Canada Finance ULC	Canada
Lincoln Canada Holdings ULC	Canada
Lincoln Canada International Holdings LP	Canada
Lincoln Electric Belgium S.A.	Belgium
Lincoln Electric Bester Sp. z o.o.	Poland
Lincoln Electric Company of Canada GP Limited	Canada
Lincoln Electric Company of Canada LP	Canada
Lincoln Electric Company (India) Private Limited	India
Lincoln Electric Cutting Systems, Inc.	United States
Lincoln Electric Cyprus Holdings LLC	United States
Lincoln Electric Cyprus Limited	Cyprus
Lincoln Electric CZ s.r.o.	Czech Republic
Lincoln Electric do Brasil Indústria e Comércio Ltda.	Brazil
Lincoln Electric Dutch Holdings B.V.	The Netherlands
Lincoln Electric Europe B.V.	The Netherlands
Lincoln Electric Europe, S.L.	Spain
Lincoln Electric Finance LP	United Kingdom
Lincoln Electric France S.A.S.	France

Name	Country of Incorporation
Lincoln Electric Henan Investment Holdings LLC	United States
Lincoln Electric Heli (Zhengzhou) Welding Materials Company Ltd.	China
Lincoln Electric Holdings S.ar.l.	Luxembourg
Lincoln Electric Iberia, S.L.	Spain
Lincoln Electric International Holding Company	United States
Lincoln Electric International Holdings GmbH	Germany
Lincoln Electric Italia S.r.l.	Italy
Lincoln Electric Japan K.K.	Japan
Lincoln Electric Luxembourg Holdings S.ar.l	Luxembourg
Lincoln Electric (Jinzhou) Welding Materials Co., Ltd.	China
Lincoln Electric Luxembourg S.ar.l.	Luxembourg
Lincoln Electric Management (Shanghai) Co., Ltd.	China
Lincoln Electric Manufactura, S.A. de C.V.	Mexico
Lincoln Electric Maquinas, S. de R.L. de C.V.	Mexico
Lincoln Electric Mexicana, S.A. de C.V.	Mexico
Lincoln Electric Middle East FZE	United Arab Emirates
Lincoln Electric North America, Inc.	United States
Lincoln Electric Novo Holdings LLC	United States
Lincoln Electric Polska sp.zo.o	Poland
Lincoln Electric Portugal, S.A.	Portugal
Lincoln Electric S.A.	Argentina
Lincoln Electric Slovakia s.r.o.	Slovak Republic
Lincoln Electric (Tangshan) Welding Materials Co., Ltd.	China
Lincoln Electric (Thailand) Ltd.	Thailand
Lincoln Electric (U.K.) Ltd.	United Kingdom
Lincoln Electric UK Holdings Limited	United Kingdom
Lincoln Electric Welding UK Limited	United Kingdom
Lincoln Global Holdings LLC	United States
Lincoln Global, Inc.	United States
Lincoln Luxembourg Holdings S.ar.l.	Luxembourg
Lincoln Maquinas Holdings LLC	United States
Lincoln Mexico Holdings LLC	United States
Lincoln Nanjing Holdings LLC	United States
Lincoln Singapore Holdings LLC	United States
Lincoln Smitweld B.V.	The Netherlands
Lincoln Soldadura, Lda.	Portugal
Lincoln Soldaduras de Colombia Ltda.	Colombia
Metrode Products Limited	United Kingdom
MGM Holdings	Russia
OAO Mezhgosmetiz – Mtsensk	Russia
Oerlikon Egypt for Electrodes and Welding Equipment Company S.A.E	Egypt
Oerlikon Kaynak Elektrodlari Ve Sanayi Anonim Sirketi	Turkey
Oerlikon Schweisstechnik GMBH	Germany
Oerlikon Skandinavien AB	Sweden

Name	Country of Incorporation
OOO Severstal - metiz: Welding Consumables	Russia
OOO Torgovyi Dom Mezhgosmetiz	Russia
Orion Custom Metal Fabrication Corporation	Canada
Pro-Systems, LLC	United States
PT Lincoln Electric Indonesia	Indonesia
PT Lincoln Indoweld	Indonesia
Rimrock Corporation	United States
Rimrock Holdings Corporation	United States
Robolution GmbH	Germany
SAF-OERLIKON MALAYSIA SWDN BHD	Malaysia
Smart Force, LLC	United States
Specialised Welding Products Pty. Ltd.	Australia
SSM RP Holding B.V.	The Netherlands
SWP N.Z. Limited	New Zealand
Techalloy, Inc.	United States
Tennessee Rand, Inc.	United States
Tenwell Development Pte. Ltd.	Singapore
The Lincoln Electric Company	United States
The Lincoln Electric Company (Asia Pacific) Pte. Ltd.	Singapore
The Lincoln Electric Company (Australia) Proprietary Limited	Australia
The Lincoln Electric Company Luxembourg	Luxembourg
The Lincoln Electric Company (New Zealand) Limited	New Zealand
The Lincoln Electric Company of South Africa (Pty) Ltd.	South Africa
The Lincoln Electric Heli (Zhengzhou) Welding Materials Company Ltd.	China
The Lincoln Electric Welding Technology & Training Center, LLC	United States
The Nanjing Lincoln Electric Co., Ltd.	China
The Shanghai Lincoln Electric Co., Ltd.	China
Uhrhan & Schwill Schweisstechnik GmbH	Germany
Vizient Manufacturing Solutions, Inc.	United States
Wayne Trail Technologies, Inc.	United States
Weartech International Limited	United Kingdom
Weartech International, Inc.	United States
Welding, Cutting, Tools & Accessories, LLC	United States
Welding Industries Oerlikon AG	Switzerland
Wolf Robotics, LLC	United States